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                                                                      Exhibit 11

               AMPAL-AMERICAN ISRAEL CORPORATION AND SUBSIDIARIES

    SCHEDULE SETTING FORTH COMPUTATION OF EARNINGS PER SHARE OF CLASS A STOCK
                  (Amounts in thousands, except per share data)

                                                                    Year Ended December 31,
                                                      -----------------------------------------------
                                                          2000               1999                1998
                                                      -----------------------------------------------
Weighted average number of shares outstanding:
    4% Preferred .............................             158                167                 176
    6-1/2% Preferred .........................             654                844                 944
    Class A ..................................          18,916             20,966              23,911
                                                      ========           ========            ========

BASIC EPS
 Income from continuing operations ...........        $    579(1)        $ 29,903(1)         $  3,555(1)
 Loss from discontinued operations ...........              --             (2,156)             (1,715)
                                                      --------           --------            --------
  Net income .................................        $    579           $ 27,747            $  1,840
                                                      ========           ========            ========

Earnings per Class A share:
 Earnings from continuing operations .........        $    .03           $   1.42            $    .15
 Loss from discontinued operations ...........              --               (.10)               (.07)
                                                      --------           --------            --------
Earnings per Class A share ...................        $    .03           $   1.32            $    .08
                                                      ========           ========            ========

Shares used in calculation ...................          18,916             20,966              23,911

DILUTED EPS(2)
 Income from continuing operations ...........        $    579           $ 30,187            $  3,556(3)
 Loss from discontinued operations ...........              --             (2,156)             (1,715)
                                                      --------           --------            --------
  Net income .................................        $    579           $ 28,031            $  1,841
                                                      ========           ========            ========

Earnings per Class A share:
 Earnings from continuing operations .........        $    .03           $   1.24            $    .13
 Loss from discontinued operations ...........              --               (.09)               (.06)
                                                      --------           --------            --------
Earnings per Class A share ...................        $    .03           $   1.15            $    .07
                                                      ========           ========            ========

Shares used in calculation
 Basic .......................................          18,916             20,966              23,911
 Conversion of Preferred Stocks ..............              --              3,365               3,713
 Stock options ...............................             141                 --                  --
                                                      --------           --------            --------
  Total ......................................          19,057             24,331              27,624
                                                      ========           ========            ========

(1) After deduction of preferred stock dividends of $234, $284 and $335, respectively.
(2) In 2000, the conversion of the 4% and 6-1/2% Preferred Stocks was excluded from the diluted EPS calculation due to the antidilutive effect.
(3) Includes decrease in net income of $334 due to dilution in equity in earnings of affiliate.